UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2018

BIOQUEST CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 Campus Drive, Suite 206, Newport Beach, California 92660

(Address of Principal Executive Offices)

(714) 978-4425

(Registrant’s telephone number including area code)

Café Serendipity Holdings, Inc.

10120 South Eastern Avenue, Suite 200, Henderson, NV 89052

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

(a) Debt Conversion Agreement. On October 8, 2018, Café Serendipity Holdings, Inc., now known as BioQuest Corp. (the “Company”) entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Thomas C. Hemingway (“Hemingway”) whereby the Company agreed to issue Hemingway 350,000,000 shares of its $0.001 par value common stock (the “Shares”) in exchange for Hemingway forgiving approximately $350,000 in promissory notes and advances he had made to the Company.

The foregoing description of the Debt Exchange Agreement is qualified in its entirety by reference to the Debt Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02: Unregistered Sales of Equity Securities

(a) As described above in Item 1.01, under (a) the Company agreed to issue 350,000,000 shares of its $0.001 par value common stock to Hemingway in exchange for his forgiveness of approximately $350,000 in promissory notes and advances.

In the sale and issuance of the Shares, no general solicitation was made either by the Company or by any person acting on our behalf. The transactions were privately negotiated and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuance of the securities is exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

The foregoing description of the Debt Exchange Agreement is qualified in its entirety by reference to the Debt Exchange Agreement, a copy of which are attached hereto as Exhibit 10.1 and incorporated into this Item 3.02 by reference.

Item 5.01 Changes in Control of Registrant

The information set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

On October 8, 2018, the Company effectuated certain leadership changes to further efforts to move forward with the change in its business plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, Robert Orbach, the Company’s sole director, appointed Thomas C. Hemingway and Michael Krall to the Company’s Board of Directors (the “Board”) to fill vacancies.

Effective October 10, 2018, the Board appointed Thomas C. Hemingway as the Company’s Chief Executive Officer, Chief Financial and Accounting Officer and Secretary and Michael Krall as President.

Appointment of New Director:

On October 10, 2018 the Board filled two vacancies on the Board and appointed the following individuals to serve on our Board of Directors:

Thomas C. Hemingway. Mr. Hemingway, age 62, is Chairman and President of Redwood Investment Group and has served in that capacity since 1998. Redwood Investment Group is a boutique investment firm that invests in and acquires operating companies. Mr. Hemingway’s experience is a unique combination of deep Wall Street relationships and real-life experience which has helped him successfully found and operate numerous public and private companies. Mr. Hemingway has served as an investor and board member of Force Fuels, Inc., an oil and gas company as well as Chief Executive Officer and Chairman of Oxford Media, Inc. (NASDAQ: OXMI), which is a digital communication, solutions and technology company. Chief Executive Officer and Chairman of Esynch Corporation, (NASDAQ: ESYN) was a pioneer of integrated video tools and services for the streaming media market and is establishing itself as a leader in the development of next-generation streaming media solutions. Chairman and CEO of Intermark Corporation Intermark Corporation was a software developer and publisher in the entertainment markets. Intermark was eventually reversed merged into eSynch Corporation in 1998.

In addition, Mr. Hemingway has been a consultant and or board member to several NASDAQ and privately held companies, including Neostem (NASDAQ: NBS), Smart House /LV, Great American Coffee Company (GACC), CBC, Pure Bioscience (NASDAQ: PURE), Financial News Group (NASDAQ: FNGP), MetroConnect (NASDAQ: MTCO) and NextPhase Wireless (NASDAQ: NXPW). Mr. Hemingway has spent the past three decades developing relationships within the investment communities and in various advisory and deal-making capacities within the financial services sector.

Michael Krall. Michael Krall, 66, is a retired executive since August 2013. He was the founder of PURE Bioscience, Inc., (OTCQB: PURE), a public company focused on developing and commercializing proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control. From 1996 until August 2013, Mr. Krall served as PURE Bioscience’s Chairman, President and CEO. Additionally, he is an inventor and co-inventor of dozens of biotech products. Mr. Krall brings a wealth of knowledge in the biotech, manufacturing and securities industries.

Robert Orbach. Mr. Robert (“Bobby”) Orbach, 58, is the founder and president of B. Orbach, Inc., which was founded in May 1990 to establish and create strategic alliances for technology companies. Working with start-up and established companies, Mr. Orbach has developed business relationships and technology licensing as well as funding and marketing activities. Mr. Orbach was a founding board member of numerous private and public companies. Earlier in his career Mr. Orbach served as founder and Vice President, Business Development, at 47th Street Photo, Computer Division, one of the earliest PC discount retailers. Mr. Orbach still serves as a director of several private technology companies. During the past several years Mr. Orbach has been buying and selling technology intellectual property, becoming a recognized expert in monetizing IP.

Neither Mr. Hemingway, Mr. Krall or Mr. Orbach has any family relationship with any other member of the Board or any executive officer of the Company. There are no arrangements or understandings between either Mr. Hemingway, Mr. Krall or Mr. Orbach or any other person pursuant and the Company under which either was selected to serve on the Board of Directors of the Company. Except for the transaction with Mr. Hemingway set forth in Item 1.01 and Item 3.02, there has been no transaction, nor are there any proposed transactions, between the Company and its board members that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 16, 2018, the Company amended its Articles of Incorporation to: (i) change its name to BioQuest Corp.; (ii) reverse split all outstanding shares of common stock whereby all issued and outstanding shares of Common Stock, $0.001 par value per share (the “Existing Common Stock”), of the Company shall be and hereby are automatically combined and reclassified as follows: Each one thousand (1,000) shares of Existing Common Stock shall be combined and reclassified (the “Reverse Split Stock”) as one (1) share of validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.001 per share (the “New Common Stock”), without any action by the holders thereof. The Company shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall receive a share rounded up to the next whole number.

The Restated and Amended Articles of Incorporation described above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1.1	Amended and Restated Articles of Incorporation of Café Serendipity Holdings, Inc. dated November 16, 2018, with respect to the name change, reverse split and other changes.

10.1	Debt Exchange Agreement dated October 8, 2018 between Café Serendipity Holdings, Inc. and Thomas C. Hemingway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOQUEST CORP.

Date: November 23, 2018	/s/ Thomas C. Hemingway
THOMAS C. HEMINGWAY
Chief Executive Officer